UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2014

Attitude Drinks Incorporated

(Exact name of registrant as specified in its charter)

Delaware	(000-52904)	65-0109088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

712 U.S. Highway 1, Suite #200, North Palm Beach, Florida 33408

(Address of principal executive offices) (Zip Code)

Telephone number: (561) 227-2727

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

During December 2014, Attitude Drinks Incorporated formed a new subsidiary which is called Attitude Beer Holding Co. (a Delaware company). Attitude Drinks Incorporated owns the majority interest of 87.5% with Alpha Capital Anstalt owning 9.9% and Tarpon Bay Partners LLC owning 2.6%.

On December 24, 2014, Attitude Beer Holding Co., New England WOB, LLC, Attitude Drinks Incorporated, Glenn E. Straub and James D. Cecil entered into a joint venture agreement. New England WOB, LLC is an Area Developer developing and operating franchises for World of Beer Franchising and continues to hold franchise development rights for all of Connecticut and certain portions of Massachusetts, including the greater Boston area. The first location was successfully launched earlier this year in Stamford, Connecticut. The second location will be opened in West Hartford, Connecticut within 30 days. Attitude Beer Holding Co. is a partner in the West Hartford location with the option to purchase an interest in the existing Stamford location over the next 24 months for a capital investment of $1,400,000 and a $600,000 note from Attitude Drinks Incorporated as well as all future locations within the territory, including the next two locations currently planned for the Boston, Massachusetts market. Attitude Beer Holding Co. will own a majority ownership of 51% in the West Hartford, Connecticut location as well as having an option to become a 51% owner of any new World of Beer Franchises developed by New England WOB, LLC for the budgeted development costs of developing such new World of Beer franchises.

Attitude Beer Holding Co. agreed to purchase 51% membership interest in West Hartford World of Beer for a $1,200,000 capital contribution to West Hartford WOB with $300,000 paid on December 24, 2014 with the remaining amount of $900,000 to be paid monthly for the next three (3) months at $300,000 each month due on or before January 24, 2015, February 24, 2015 and March 24, 2015. All parties agreed to execute an amended and restated operating agreement to govern West Hartford WOB. In consideration of this transfer of membership interest, Attitude Drinks Incorporated issued to New England World of Beer LLC a Class A Common Stock Purchase Warrant to purchase 4,545,000 fully paid and non-assessable shares of Common Stock of Attitude Drinks Incorporated at a per share purchase price of $0.0005 over five years from the issue date of December 24, 2014.

On December 24, 2014, Attitude Beer Holding Co. (Company) entered into a Securities Purchase Agreement with certain purchasers identified below in which the Company agreed to sell and the Purchasers agreed to purchase an aggregate of up to $398,500 but not less than $337,250 of principal amount of Notes representing $1.00 of Note Principal for each $1.00 of such Purchaser’s Subscription amount. Attitude Drinks Incorporated entered into a Guaranty for the benefit of the Collateral Agent identified as Tarpon Bay Partners LLC. Alpha Capital Anstalt made a loan of $246,187 and Tarpon Bay Partners LLC made a loan of $91,063 for a total of $337,250 to Attitude Beer Holding Co. These loans will be evidenced by certain Secured Convertible Promissory Notes issued by Attitude Beer Holding Co. (Company) with a maturity date of December 24, 2015 with an interest rate of 10%. The conversion price for the principal and interest shall be either: (i) if the Company’s common stock is traded on a Trading Market, the conversion price shall be 50% of the lowest bid price for the previous 50 trading days; (ii) if the Company’s common stock is traded on a Trading Market and there is a DTC chill on the Company’s common stock, the conversion price shall be 60% of the lowest bid price for the previous 50 trading days; or (iii) if the Company’s common stock is not traded on a Trading Market it shall be $0.40

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Item 3.02	Unregistered Sales of Equity Securities

As set forth in Item 1.01 of this Form 8-K, on December 24, 2014, two of the subscribers identified above increased their investment for $337,250, and Attitude Beer Holding Co. issued the principal amount of the convertible notes by the same $337,250. Further, Attitude Drinks Incorporated, the parent company of Attitude Beer Holding Co., issued an additional Class A warrant to purchase 4,545,000 shares of common stock at an exercise price of $0.0005 per share, exercisable over five years.

These securities were issued in reliance upon an exemption from registration afforded by the provisions of Section 4(2) and/or Regulation D of the Securities Act of 1933, as amended. Each investor was an accredited investor, there was no general solicitation or advertising in connection with the offer and sale of securities, and the securities were issued with a restrictive legend.

Item 8.01.	Other Events

Attitude Drinks Incorporated will issue a press release on January 5, 2015 on these transactions.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
(10)(153)	Class A Common Stock Purchase Warrant-Attitude Drinks Incorporated
(10)(154)	Form of Convertible Note
(10)(155)	Non-Circumvention-No Shop Agreement
(10)(156)	Confidentiality, Non-solicitation and Noncompetition Agreement
(10)(157)	West Hartford WOB, LLC Amended & Restated Operating Agreement
(10)(158)	Joint Venture Agreement
(10)(159)	Form of Secured Convertible Note- Attitude Beer Holding Co.
(10)(160)	Escrow Agreement
(10)(161)	Form of Class A Common Stock Purchase Warrant-Attitude Beer Holding
Co.
(10)(162)	Guaranty
(10)(163)	Form of Security Agreement
(10)(164)	Securities Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2014

ATTITUDE DRINKS INCORPORATED

By: /s/ Roy G. Warren

Name: Roy G. Warren

Title: Chief Executive Officer

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Exhibit Index

(10)(153)	Class A Common Stock Purchase Warrant
(10)(154)	Form of Convertible Note
(10)(155)	Non-Circumvention-No Shop Agreement
(10)(156)	Confidentiality, Non-solicitation and Noncompetition Agreement
(10)(157)	West Hartford WOB, LLC Amended & Restated Operating Agreement
(10)(158)	Joint Venture Agreement
(10)(159)	Form of Secured Convertible Note- Attitude Beer Holding Co.
(10)(160)	Escrow Agreement
(10)(161)	Form of Class A Common Stock Purchase Warrant-Attitude Beer Holding
Co.
(10)(162)	Guaranty
(10)(163)	Security Agreement
(10)(164)	Securities Purchase Agreement